UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2018

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Wynn Resorts, Limited (the “Company”) in its Current Report on Form 8-K dated February 6, 2018, Stephen A. Wynn resigned as Chairman of the Board and Chief Executive Officer of the Company on February 6, 2018.

On February 15, 2018, the Company entered into a separation agreement among the Company, Mr. Wynn, and Wynn Resorts Holdings, LLC (the “Separation Agreement”) specifying the terms of Mr. Wynn’s termination of service with the Company.

The Separation Agreement terminates Mr. Wynn’s previous employment agreement with the Company and confirms that Mr. Wynn is not entitled to any severance payment or other compensation from the Company under the employment agreement.

Under the Separation Agreement, Mr. Wynn agrees not to compete against the Company for a period of two years and to provide reasonable cooperation and assistance to the Company in connection with any private litigation or arbitration and to the Board of Directors of the Company or any committee of the Board in connection with any investigation by the Company related to his service with the Company. In order to effectuate a smooth transition of Mr. Wynn’s separation from the Company, and in consideration of the foregoing and other agreements described therein, the Separation Agreement provides that (i) Mr. Wynn’s lease of his personal residence at Wynn Las Vegas will terminate no later than June 1, 2018 and until such date Mr. Wynn shall continue to pay rent at the fair market value previously established by the Company based on an independent third-party expert opinion (as disclosed in the Company’s 2017 proxy statement), unless Mr. Wynn elects to terminate the lease before such date, (ii) Mr. Wynn’s current healthcare coverage will terminate on December 31, 2018, and (iii) administrative support for Mr. Wynn will terminate on May 31, 2018. Additionally, in order to conduct any sales of Company shares in an orderly fashion in the event that Mr. Wynn is permitted to and elects to sell any shares that he owns, the Company has agreed to enter into a registration rights agreement with Mr. Wynn, with Mr. Wynn to reimburse the Company for its reasonable expenses. Pursuant to such registration rights agreement, Mr. Wynn may not sell during any quarter after the date of such agreement more than one-third of the Company shares he holds as of the date of such agreement.

The foregoing summary of the Separation Agreement is qualified by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation agreement among Wynn Resorts, Limited, Stephen A. Wynn, and Wynn Resorts Holdings, LLC, dated February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: February 15, 2018	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel